UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 7, 2010

Cogent Communications Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31227	52-2337274
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1015 31st St. NW, Washington, District of Columbia		20007
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-295-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 7, 2010, the Company and Mr. David Schaeffer, President and CEO of the Company, amended Mr. Schaeffer's employment agreement dated February 7, 2000 (as amended) to delete section 8 headed Parachute Payments from the employment agreement. The effect of this action is to eliminate the Company's obligation to make excise tax gross-up payments to Mr. Schaeffer in a change of control circumstance. This is Amendment No. 5 to Mr. Schaeffer's employment agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 8.01 Other Events.

In addition to the specific modification of Mr. Schaeffer's employment agreement noted under Item 1.01, the Company has adopted a Policy Against Excise Tax Gross-ups on "Golden Parachute" Payments, with effect from April 7, 2010. A copy of this new policy is attached hereto as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogent Communications Group, Inc.

April 7, 2010	By:	David Schaeffer

Name: David Schaeffer
Title: Chairman, President & Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 5 to Employment Agreement of Dave Schaeffer, dated April 7, 2010 (filed herewith).
99.1	Policy Against Excise Tax Gross-ups on "Golden Parachute" Payments, with effect from April 7, 2010 (filed herewith).